Exhibit 99.4
Consent of Southwest Securities, Inc.
Board of Directors
TGC Industries, Inc.
101 East Park Blvd., Suite 955
Plano, Texas 75074
RE: Joint Proxy Statement/Prospectus of Dawson Geophysical Company (“Dawson”) and TGC Industries, Inc. (“TGC”) which forms part of the Amendment No. 2 to Registration Statement on Form S-4 of Dawson (the “Registration Statement”).
Dear Members of the Board of Directors:
We hereby consent to the inclusion of our opinion letter dated March 20, 2011, to the Board of Directors of TGC as Annex C to the Joint Proxy Statement/Prospectus of Dawson and TGC included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Registration Statement under the headings “SUMMARY — Opinion of Southwest Securities, Inc., Financial Advisor to TGC,” “THE MERGER — Background of the Merger,” “THE MERGER — TGC’s Reasons for the Merger and Recommendation of TGC’s Board of Directors,” “THE MERGER — Certain Information Provided by the Parties” and “THE MERGER — Opinion of TGC’s Financial Advisor.” The foregoing consent only applies to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Southwest Securities, Inc.
August 8, 2011